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                             NORTH AMERICAN FUNDS
                             SUBADVISORY AGREEMENT

     AGREEMENT made as of January 1, 1998 , between CypressTree Asset Management Corporation, Inc., a Delaware corporation ("Cypress" or the "Adviser"), and Standish, Ayer & Wood, Inc. (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

          1.   APPOINTMENT OF SUBADVISER

          The Subadviser undertakes to act as investment subadviser to, and, subject to the supervision of the Trustees of North American Funds (the "Trust") and the terms of this Agreement, to manage the investment and reinvestment of the assets of the Portfolio or Portfolios specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Subadviser from time to time (each, a "Portfolio"). The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way except as expressly authorized in this Agreement or another writing by the Trust and Adviser.

          2.   SERVICES TO BE RENDERED BY THE SUBADVISER TO THE TRUST

          a. Subject always to the direction, supervision and control of the Trustees of the Trust and the Adviser, the Subadviser shall have full discretionary authority to, and shall, manage the investments and determine the composition of the assets of the Portfolios in accordance with the Portfolio's registration statement, as amended. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Portfolio, the Subadviser will:

               i. obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolio or are under consideration for inclusion in the Portfolio;

               ii. formulate and implement a continuous investment program for each Portfolio consistent with the investment objectives and related investment policies for each such Portfolio as described in the Trust's registration statement, as amended;

               iii. take steps reasonably necessary to implement these investments programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

               iv. regularly report to the Trustees of the Trust with respect to the
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          implementation of these investment programs; and

               v. provide determinations, in accordance with procedures and methods established by the Trustees of the Trust, of the fair value of securities held by the Portfolios for which market quotations are not readily available for purposes of assisting the Trustees, the Adviser and the Trust's Custodian to calculate the fair value of such securities and the Portfolio's net asset value.

          The Subadviser, at its own expense, shall furnish all necessary investment, management, administrative and clerical facilities, and personnel necessary for the performance of its duties hereunder. The Subadviser shall not be responsible, however, for shareholder, custodian, administration and transfer agency services and expenses, or for brokerage commissions, transfer fees, taxes, federal or state registration fees and other expenses of the Trust or Adviser.

          The Subadviser will select brokers and dealers to effect all transactions subject to the following conditions: the Subadviser will place all orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Subadviser is directed at all times to seek to execute brokerage transactions for the Portfolio in accordance with such policies or practices as may be established by the Trustees and described in the Trust's registration statement as amended. In selecting brokers and dealers to effect transactions with respect to a Portfolio, the Subadviser may take into account research and brokerage services supplied by brokers and dealers to the Subadviser. The Subadviser also may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Subadviser's overall responsibilities with respect to accounts managed by the Subadviser. The Subadviser may use for the benefit of the Subadviser's other clients, or make available to companies affiliated with the Subadviser or to its directors for the benefit of its clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers.

          The Subadviser will maintain all accounts, books and records with respect to the Portfolio as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act of 1940 (the "Investment Company Act") and Investment Advisers Act of 1940 (the "Investment Advisers Act") and the rules thereunder. The Adviser will maintain its own accounts books and records with respect to the Trust and Portfolio as are required of an investment adviser to a registered investment company pursuant

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               to the Investment Company Act and the Investment Advisers Act and
               rules thereunder.

          The Subadviser shall have no responsibility for the custody or safekeeping of assets of the Portfolio, or for the settlement of transactions, the collection of income or dividends, the withholding of taxes or other functions incident to the role of custodian.

          The Subadviser shall be responsible for the voting of all proxies, the giving or withholding of all consents and the exercise of all other rights and privileges with respect to securities of the Portfolio as the Trustees or the Adviser may from time to time request, in each case in accordance with such policies or guidelines as the Trustees or Adviser shall provide to the Subadviser. The Adviser shall cause the Trust's custodian to transmit promptly to the Subadviser all materials received with respect to proxies, consents and other rights and privileges concerning securities of the Portfolio, and the Subadviser shall not be responsible for not acting upon materials not timely received;

          The Adviser shall notify the Subadviser in writing of any change in the Portfolio's investment objectives, policies and restrictions, whether appearing in the Trust's registration statement or otherwise. The Subadviser shall have not responsibility for complying with any objective, policy or restriction for which it has not been so notified.

          The Adviser shall not cause, and shall prevent any of its affiliates from causing, any marketing material or sales literature relating to the Portfolio or Trust that makes reference to the Subadviser to be released unless the Subadviser has first consented to such release, which consent shall not unreasonably be withheld.


          3.   COMPENSATION OF SUBADVISER

     The Adviser will pay the Subadviser with respect to each Portfolio the compensation specified in Appendix A to this Agreement.

          4.   LIABILITY OF SUBADVISER

     Neither the Subadviser nor any of its shareholders, directors, officers or employees shall be liable to the Adviser or Trust for any loss suffered by the Adviser or Trust resulting from any error of judgment made in the good faith exercise of the Subadviser's investment discretion in connection with selecting Portfolio investments except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Subadviser or any of its directors, officers or employees; and neither the Subadviser nor any of

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its shareholders, directors, officers or employees shall be liable to the
Adviser or Trust for any loss suffered by the Adviser or Trust resulting from any other matters to which this Agreement relates (i.e., those other matters specified in Sections 2 and 8 of this Agreement), except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from disregard of, the duties of the Subadviser or any of its officers or employees.

          5.   SUPPLEMENTAL ARRANGEMENTS

     The Subadviser may enter into arrangements with other persons affiliated with the Subadviser to better enable it to fulfill its obligations under this Agreement for the provision or certain personnel and facilities to the Subadviser.

          6.   CONFLICTS OF INTEREST

          It is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Subadviser as shareholders, directors, officers or otherwise; that shareholders, directors, officers, and agents of the Subadviser are or may be interested in the Trust as trustees, officers, shareholders or otherwise; that the Subadviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the Articles of Organization of the Subadviser, respectively, or by specific provision of applicable law.

          The services to be rendered by the Subadviser shall not be considered exclusive. Nothing in this Agreement will in any way limit or restrict the Subadviser, its affiliates or its or their officers, directors, or employees from buying, selling or trading in any securities for its or their own accounts or other accounts. The Subadviser may act as an investment adviser to any other person, firm or corporation, and may perform investment management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do any thing in connection therewith or related thereto; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Subadviser to or with the Trust or Adviser or deemed to violate or give rise to any duty or obligation of the Subadviser to the Trust except as otherwise imposed by law. The Adviser and the Trust recognize that Subadviser, in effecting transactions for its various accounts, may not always be able to take or liquidate investment positions in the same security at the same time and at the same price.

               c. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients, the Subadviser, to the extent permitted by applicable laws and regulations, may

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               aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such clients.

          7.   REGULATION

          The Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.


          8.   DURATION AND TERMINATION OF AGREEMENT

          This Agreement shall become effective with respect to each Portfolio on the later of: (i) its execution; (ii) the effective date of the registration statement of the Portfolio; and (iii) the date of the meeting of the shareholders of the Portfolio, at which meeting this Agreement is approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolio. The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of each of the Portfolios, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the portfolios of the Trust.

     In the event the termination of this Agreement as to a Portfolio, the Subadviser may continue to act as investment subadviser to the Portfolio pending the requisite approval of a new agreement to the extent permitted by Rule 15a-4 under the Investment Company Act or any successor rule, as either may be amended from time to time.

     This Agreement may be terminated by the Trustees of the Trust at any time, without the payment of any penalty, or with respect to any Portfolio by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty days' written notice to the Adviser and the Subadviser, or by the Adviser or Subadviser on sixty days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty,

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in the event of its assignment (as defined in the Investment Company Act) or in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason.

          9.   PROVISION OF CERTAIN INFORMATION BY SUBADVISER

          The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

          a. the Subadviser fails to be registered or qualified as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered or qualified as an investment adviser in order to perform its obligations under this Agreement;

          b. the Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

          c. any assignment (as defined in the Investment Company Act) of this Agreement or any change in actual control or management of the Subadviser or the portfolio manager of any Portfolio.


          10.  AMENDMENTS TO THE AGREEMENT

          This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of each of the Portfolios affected by the amendment and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the portfolios of the Trust.

          11.  ENTIRE AGREEMENT

          This Agreement contains the entire understanding and agreement of the parties.


          12.  HEADINGS

          The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

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          13.  NOTICES

          All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

          14.  SEVERABILITY

          Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

          15.  GOVERNING LAW

          The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, without regard to the conflict of law principles thereof, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

          16.  LIMITATION OF LIABILITY

          The Amended and Restated Agreement and Declaration of Trust of the Trust dated February 18, 1994, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "North American Funds" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any portfolio thereof, but only the assets belonging to the Trust, or to the particular portfolio with which the obligee or claimant dealt, shall be liable.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above

                                   CYPRESSTREE ASSET MANAGEMENT
                                     CORPORATION, INC.

                                   By:_________________________________


                                   STANDISH, AYER & WOOD, INC.

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                                   By:__________________________________

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                                  APPENDIX A


     The Subadviser shall serve as investment subadviser for the following Portfolio or Porfolios of the Trust. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement, the fee computed separately for each such Portfolio at an annual rate as follows (the "Subadviser Percentage Fee"):



     The Subadviser Percentage Fee for each Portfolio shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Subadviser. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.

     If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

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